NuVasive acquires Simplify Medical February 24, 2021 ©2021. NuVasive, Inc. or one of its subsidiaries. All rights reserved. Exhibit 99.2

Safe Harbor Statements Forward-looking information and non-GAAP measures 2 ©2021. NuVasive, Inc. or one of its subsidiaries. All rights reserved. NuVasive, Inc. (“NuVasive” or the “Company”) cautions you that statements included in this presentation that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause the Company’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements about the potential benefits of the acquisition, including the expected impact on future financial and operating results, and post-acquisition plans and intentions. The forward-looking statements contained herein are based on the current expectations and assumptions of NuVasive and not on historical facts. The following important factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the loss of key employees; the risk that the businesses will not be integrated successfully; unexpected variations in market growth and demand for the combined company’s products and technologies; and the risk that benefits from the acquisition may not be fully realized or may take longer to realize than expected. Additional risks and uncertainties that may affect future results are described in NuVasive’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made. Management also uses certain non-GAAP financial measures in this presentation, which constitute “non-GAAP financial measures” as defined by the Securities and Exchange Commission. Management uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company's current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures can be found on the Investor Relations section of the Company’s website.

# Simplify® Cervical Artificial Disc

## The most clinically effective technology in the cervical total disc replacement (cTDR) procedure segment

### Radiologic

Comprises PEEK on ceramic materials, which allows for enhanced visualization through MRI postoperatively compared to competitive devices



### Anatomic

Offers anatomically designed disc sizes, with the lowest disc height in the market[1] that more closely matches the native disc height of a wide range of patients


4mm
5mm
6mm

### Physiologic

Provides unique articulation which allows a variable center of rotation for each treated level and is designed to closely mimic the motion dynamics of a natural spine segment


12°
12°

## Supported by strong clinical data

**93%**

Overall success rate is statistically superior to anterior cervical discectomy and fusion (ACDF)[2]

**1-Level**

Received FDA approval for 1-level use in September 2020

**2-Level**

FDA approval for 2-level indications pending

(1) Data on file. Based on review of publicly available materials at the time of this release.
(2) Simplify Cervical Artificial Disc – P200022

3

©2021. NuVasive, Inc. or one of its subsidiaries. All rights reserved.

SimplifyMedical NUVASIVE

Expanding NuVasive’s growth opportunities 4 Comprehensive portfolio including procedurally integrated solutions in anterior, posterior, and cervical spine surgery ©2021. NuVasive, Inc. or one of its subsidiaries. All rights reserved. Note: All estimated market size based on iData Research market reports (1) Data on file. Based on review of publicly available materials at the time of this release. (2) Reline Cervical is not yet commercially available. The timeline for availability cannot be guaranteed.

Transaction overview Performance structured terms Financials accelerate long-term growth and margin profile Transaction delivers on our M&A criteria ©2021. NuVasive, Inc. or one of its subsidiaries. All rights reserved.

The acquisition of Simplify Medical advances our long-term strategy… …and our commitments to shareholders, surgeons, providers, and patients. ©2021. NuVasive, Inc. or one of its subsidiaries. All rights reserved.